                SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 29, 2006

COMPREHENSIVE HEALTHCARE SOLUTIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	0-26715	58-0962699
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

 45 LUDLOW STREET, SUITE 602

YONKERS, NEW YORK 10705

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(914) 375-7591

(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIALS STATEMENTS TO A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On August 30, 2006 as a result of consultation with the Company’s management and third party consultants, the Company’s board of directors concluded that the financial statements included in its February 28, 2006 Form 10KSB and May 31, 2006 10QSB required restatement and could no longer be relied upon because of the change in accounting treatment of its outstanding convertible debentures and warrants. The accounting literature with regard to derivative financial instruments is continually evolving and we have now adopted the accounting guidance of EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. The non-cash adjustment relating to the reclassification and revaluation of certain warrants and convertible debts will have no effect on the Company’s cash balances or revenues, although it will materially affect the Company’s income statement, equity and liability.

Although the Company has not finalized its recalculations, the preliminary estimates indicate that the Company will report, increased loss of approximately $600,000 due to loss on derivative liabilities and amortization of debt discount, with a similar increase in derivative liabilities, for the year ended February 28, 2006, as compared to previously reported figures. For the three months ended May 31, 2006, the Company estimates that it will report improved result of $600,000, due to gain from derivative liabilities partially offset by debt discounts, and an increase in shareholders’ equity of approximately the same amount, as compared to previously reported figures.

The Company voluntarily initiated the review of the classification of its warrants and debentures based on comments received from the Securities and Exchange Commission with regard to its periodic filings. The Company has worked diligently with its third party consulting firm to ensure that the reclassification is in accordance with currently available guidance by the FASB, EITF and SEC. While the Company believes that the reclassification is appropriate, it cannot assure that accounting standards bodies or regulatory agencies will provide contrary guidance in the future. As such, the Company intends to file an amendment to its February 28, 2006 Form 10KSB with revised audited financial statements and intends to file an amendment to its May 31, 2006 10QSB with revised unaudited financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Comprehensive Healthcare Solutions, Inc.

By: /s/ John Treglia

JOHN TREGLIA

CHIEF EXECUTIVE OFFICER

 Dated: August 31, 2006